UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      July 13, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri		63017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 13, 2007, Kellwood Company (the “Company”) completed its merger (the “Merger”) with Hanna Andersson Corporation, a Delaware corporation (“Hanna Andersson”). Hanna Andersson is a leading brand in the specialty children’s apparel market. The Merger was made pursuant to an Agreement and Plan of Merger (the “Agreement”) dated as of June 13, 2007. In the Merger, Newkell V, Inc., a wholly owned subsidiary of the Company, was merged with and into Hanna Andersson, and as a result, Hanna Andersson became the surviving corporation and wholly owned subsidiary of the Company. The Company purchased Hanna Andersson for approximately $175 million. The Company financed the Merger with cash on hand.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

 (c) The following exhibits are included with this report:

Exhibit 2.1

Agreement and Plan of Merger dated as of June 13, 2007, by and among the Company, Hanna Andersson Corporation, and Newkell V, Inc., incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2007.*

* Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY
(Registrant)

DATE July 19, 2007	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel